                                                                  Exhibit 10.112


                       FINANCING AND SECURITY AGREEMENT

                                     Dated

                                August 9, 2000


                                 By and Among

                            SPACEHAB, INCORPORATED

                             and its Subsidiaries

                                      And

                            BANK OF AMERICA, N. A.
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                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE I DEFINITIONS                                                                                             1
Section 1.1      Certain Defined Terms.                                                                           1
Section 1.2      Accounting Terms and Other Definitional Provisions.                                             20

ARTICLE II THE CREDIT FACILITIES                                                                                 21
Section 2.1      The Revolving Credit Facility.                                                                  21
      2.1.1    Revolving Credit Facility.                                                                        21
      2.1.2    Procedure for Making Advances Under the Revolving Credit; Lender Protection Loans.                21
      2.1.3    Borrowing Base.                                                                                   22
      2.1.4    Borrowing Base Report.                                                                            22
      2.1.5    Revolving Credit Note.                                                                            23
      2.1.6    Mandatory Prepayments of Revolving Credit.                                                        23
      2.1.7    Optional Prepayments of Revolving Credit.                                                         24
      2.1.8    The Collateral Account.                                                                           24
      2.1.9    Revolving Loan  Account.                                                                          25
      2.1.10   Revolving Credit Unused Line Fee.                                                                 25
      2.1.11   Early Termination Fee.                                                                            25

Section 2.2      The Letter of Credit Facility.                                                                  26
      2.2.1    Letters of Credit.                                                                                26
      2.2.2    Letter of Credit Fees.                                                                            26
      2.2.3    Terms of Letters of Credit.                                                                       26
      2.2.4    Procedure for Letters of Credit.                                                                  27
      2.2.5    Change in Law; Increased Cost.                                                                    27

Section 2.3      General Financing Provisions.                                                                   28
      2.3.1    Borrowers' Representatives.                                                                       28
      2.3.2    Use of Proceeds of the Revolving Credit.                                                          29
      2.3.3    Origination Fee.                                                                                  30
      2.3.4    Administration and Audit Fees.                                                                    30
      2.3.5    Computation of Interest and Fees.                                                                 30
      2.3.6    Maximum Interest Rate.                                                                            30
      2.3.7    Payments.                                                                                         31
      2.3.8    Liens; Setoff.                                                                                    31
      2.3.9    Requirements of Law.                                                                              31
      2.3.10   Funds Transfer Services.                                                                          32
      2.3.11   ACH Transactions.                                                                                 33
      2.3.12   Guaranty.                                                                                         33

Section 2.4      Interest                                                                                        36
      2.4.1    Applicable Interest Rates.                                                                        36
      2.4.2    Selection of Interest Rates.                                                                      36
      2.4.3    Inability to Determine Eurodollar Base Rate.                                                      38
      2.4.4    Indemnity.                                                                                        39
      2.4.5    Payment of Interest.                                                                              40

ARTICLE III THE COLLATERAL                                                                                       40
Section 3.1      Debt and Obligations Secured.                                                                   40
Section 3.2      Grant of Liens.                                                                                 41
Section 3.3      Collateral Disclosure List.                                                                     41
Section 3.4      Personal Property.                                                                              41
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
Section 3.5       Record Searches.                                                                               41
Section 3.6       Costs.                                                                                         41
Section 3.7       Release.                                                                                       42
Section 3.8       Inconsistent Provisions.                                                                       42

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                                        42
Section 4.1       Representations and Warranties.                                                                42
      4.1.1    Subsidiaries.                                                                                     42
      4.1.2    Good Standing.                                                                                    42
      4.1.3    Power and Authority.                                                                              42
      4.1.4    Binding Agreements.                                                                               43
      4.1.5    No Conflicts.                                                                                     43
      4.1.6    No Defaults, Violations.                                                                          43
      4.1.7    Compliance with Laws.                                                                             43
      4.1.8    Margin Stock.                                                                                     43
      4.1.9    Investment Company Act; Margin Securities.                                                        44
      4.1.10   Litigation.                                                                                       44
      4.1.11   Financial Condition.                                                                              44
      4.1.12   Full Disclosure.                                                                                  44
      4.1.13   Indebtedness for Borrowed Money.                                                                  45
      4.1.14   Convertible Debt.                                                                                 45
      4.1.15   Taxes.                                                                                            45
      4.1.16   ERISA.                                                                                            45
      4.1.17   Title to Properties.                                                                              46
      4.1.18   Patents, Trademarks, Etc.                                                                         46
      4.1.19   Employee Relations.                                                                               46
      4.1.20   Presence of Hazardous Materials or Hazardous Materials Contamination.                             47
      4.1.21   Perfection and Priority of Collateral.                                                            47
      4.1.22   Places of Business and Location of Collateral.                                                    47
      4.1.23   Business Names and Addresses.                                                                     47
      4.1.24   No Suspension or Debarment.                                                                       47
      4.1.25   Equipment.                                                                                        48
      4.1.26   Accounts.                                                                                         48
      4.1.27   Compliance with Eligibility Standards.                                                            48

Section 4.2       Survival; Updates of Representations and Warranties.                                           48

ARTICLE V CONDITIONS PRECEDENT                                                                                   49
Section 5.1       Conditions to the Initial Advance and Initial Letter of Credit.                                49
      5.1.1    Organizational Documents - Borrowers.                                                             49
      5.1.2    Opinion of Borrowers' Counsel.                                                                    50
      5.1.3    Consents, Licenses, Approvals, Etc.                                                               50
      5.1.4    Note.                                                                                             50
      5.1.5    Financing Documents and Collateral.                                                               50
      5.1.6    Other Financing Documents.                                                                        50
      5.1.7    Other Documents, Etc.                                                                             50
      5.1.8    Payment of Fees.                                                                                  50
      5.1.9    Collateral Disclosure List.                                                                       50
      5.1.10   Recordings and Filings.                                                                           50
      5.1.11   Insurance Certificate.                                                                            51
      5.1.12   Field Examination.                                                                                51

Section 5.2       Conditions to all Extensions of Credit and Issuance of Letters of Credit.                      51
      5.2.1    Compliance.                                                                                       51
      5.2.2    Borrowing Base.                                                                                   51
      5.2.3    Default.                                                                                          51
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
      5.2.4    Representations and Warranties.                                                                   51
      5.2.5    Adverse Change.                                                                                   52
      5.2.6    Legal Matters.                                                                                    52

ARTICLE VI COVENANTS OF THE BORROWERS                                                                            52
Section 6.1       Affirmative Covenants.                                                                         52
      6.1.1    Financial Statements.                                                                             52
      6.1.2    Reports to SEC and to Stockholders.                                                               54
      6.1.3    Recordkeeping, Rights of Inspection, Administration and Audit, Etc.                               54
      6.1.4    Corporate Existence.                                                                              55
      6.1.5    Compliance with Laws.                                                                             55
      6.1.6    Preservation of Properties.                                                                       55
      6.1.7    Line of Business.                                                                                 55
      6.1.8    Insurance.                                                                                        55
      6.1.9    Taxes.                                                                                            56
      6.1.10   ERISA.                                                                                            56
      6.1.11   Government Contracts.                                                                             56
      6.1.12   Notification of Events of Default and Adverse Developments.                                       57
      6.1.13   Hazardous Materials; Contamination.                                                               57
      6.1.14   Disclosure of Significant Transactions.                                                           58
      6.1.15   Financial Covenants.                                                                              59
      6.1.16   Collection of Receivables.                                                                        60
      6.1.17   Assignments of Receivables.                                                                       60
      6.1.18   Notice of Returned Goods, etc.                                                                    61
      6.1.19   Insurance With Respect to Equipment and Inventory.                                                61
      6.1.20   Maintenance of the Collateral.                                                                    61
      6.1.21   Equipment.                                                                                        61
      6.1.22   Defense of Title and Further Assurances.                                                          62
      6.1.23   Business Names; Locations.                                                                        62
      6.1.24   Subsequent Opinion of Counsel as to Recording Requirements.                                       62
      6.1.25   Use of Premises and Equipment.                                                                    63
      6.1.26   Protection of Collateral.                                                                         63
      6.1.27   Appraisals.                                                                                       63

Section 6.2       Negative Covenants.                                                                            63
      6.2.1    Capital Structure, Merger, Acquisition or Sale of Assets.                                         63
      6.2.2    Subsidiaries.                                                                                     64
      6.2.3    Issuance of Stock.                                                                                64
      6.2.4    Purchase or Redemption of Securities, Dividend Restrictions.                                      64
      6.2.5    Indebtedness.                                                                                     65
      6.2.6    Investments, Loans and Other Transactions.                                                        66
      6.2.7    Stock of Subsidiaries.                                                                            67
      6.2.8    Subordinated Indebtedness.                                                                        67
      6.2.9    Liens.                                                                                            68
      6.2.10   Transactions with Affiliates.                                                                     68
      6.2.11   Debenture.                                                                                        68
      6.2.12   ERISA Compliance.                                                                                 69
      6.2.13   Prohibition on Hazardous Materials.                                                               69
      6.2.14   Method of Accounting; Fiscal Year.                                                                69
      6.2.15   Compensation.                                                                                     69
      6.2.16   Transfer of Collateral.                                                                           69
      6.2.17   Disposition of Collateral.                                                                        70

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                                                      70
Section 7.1       Events of Default.                                                                             70
      7.1.1    Failure to Pay.                                                                                   70
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
      7.1.2    Breach of Representations and Warranties.                                                         70
      7.1.3    Failure to Comply with Covenants.                                                                 70
      1.1.4    Other Covenants                                                                                   70
      7.1.5    Default Under Other Financing Documents or Obligations.                                           71
      7.1.6    Receiver; Bankruptcy.                                                                             71
      7.1.7    Involuntary Bankruptcy, etc.                                                                      71
      7.1.8    Judgment.                                                                                         71
      7.1.9    Execution; Attachment.                                                                            72
      7.1.10   Default Under Other Borrowings.                                                                   72
      7.1.11   Challenge to Agreements.                                                                          72
      7.1.12   Material Adverse Effect.                                                                          72
      7.1.13   Change in Ownership.                                                                              72
      7.1.14   Liquidation, Termination, Dissolution, Change in Management, etc.                                 72
      7.1.15   Contract Default, Debarment or Suspension.                                                        72

Section 7.2       Remedies.                                                                                      73
      7.2.1    Acceleration.                                                                                     73
      7.2.2    Further Advances.                                                                                 73
      7.2.3    Uniform Commercial Code.                                                                          73
      7.2.4    Specific Rights With Regard to Collateral.                                                        74
      7.2.5    Application of Proceeds.                                                                          75
      7.2.6    Performance by Lender.                                                                            75
      7.2.7    Other Remedies.                                                                                   76

ARTICLE VIII MISCELLANEOUS                                                                                       76
Section 8.1       Notices.                                                                                       76
Section 8.2       Amendments; Waivers.                                                                           76
      8.2.1    In General.                                                                                       76
Section 8.3       Cumulative Remedies.                                                                           77
Section 8.4       Severability.                                                                                  77
Section 8.5       Assignments by Lender.                                                                         77
Section 8.6       Participations by Lender.                                                                      78
Section 8.7       Disclosure of Information by Lender.                                                           78
Section 8.8       Successors and Assigns.                                                                        78
Section 8.9       Continuing Agreements.                                                                         78
Section 8.10      Enforcement Costs.                                                                             79
Section 8.11      Applicable Law; Jurisdiction.                                                                  79
      8.11.1   Applicable Law.                                                                                   79
      8.11.2   Submission to Jurisdiction.                                                                       79
      8.11.3   Appointment of Agent for Service of Process.                                                      79
      8.11.4   Service of Process.                                                                               80
Section 8.12      Duplicate Originals and Counterparts.                                                          80
Section 8.13      Headings.                                                                                      80
Section 8.14      No Agency.                                                                                     80
Section 8.15      Date of Payment.                                                                               80
Section 8.16      Entire Agreement.                                                                              80
Section 8.17      Waiver of Trial by Jury.                                                                       81
Section 8.18      Liability of the Lender.                                                                       81
Section 8.19      Indemnification.                                                                               81

LIST OF SCHEDULES                                                                                                86
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                       FINANCING AND SECURITY AGREEMENT
                       --------------------------------

     THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 9/th/ day of August, 2000, by and among SPACEHAB, INCORPORATED, a corporation organized under the laws of the State of Washington (the "Company"), JOHNSON ENGINEERING CORPORATION, a corporation organized under the laws of the State of Colorado ("Johnson Engineering"), ASTROTECH SPACE OPERATIONS, INC., a corporation organized under the laws of the State of Delaware ("Astrotech"); and SPACE MEDIA, INC., a corporation organized under the laws of the State of Delaware ("Space Media") jointly and severally (each of Company, Johnson Engineering, Astrotech and Space Media, a "Borrower"; Company, Johnson Engineering, Astrotech and Space Media, collectively, the "Borrowers"); and BANK OF AMERICA, N. A., a national banking association, its successors and assigns ("Lender").

                                   RECITALS
                                   --------

          A. The Borrowers have applied to the Lender for a revolving credit facility in the maximum principal amount of Fifteen Million Dollars ($15,000,000), a letter of credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000), as part of the revolving credit facility to be used by the Borrowers for the Permitted Uses described in this Agreement.

          B. The Lender is willing to make these credit facilities available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Section 1.1  Certain Defined Terms.
                  ----------------------

     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights (other than accounts, accounts receivable and contract rights arising under the Astrotech Excluded Contracts), notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy (including, without limitation, the right to receive refunds of unearned insurance premiums), instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

     "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrowers pursuant to agreement or overdrafts.

     "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.

     "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with
                                                                ---------
the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Company on behalf of the Borrowers.

     "Administration and Audit Fee" and "Administration and Audit Fees" have the meanings described in Section 2.3.4 (Administration and Audit Fees).

     "Affiliate" means, with respect to any designated Person (other than a natural person), any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

     "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

     "Applicable Interest Rate" means (a) the Eurodollar Rate or (b) the Base Rate.

     "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.4.1 (Applicable Interest Rates), to the Eurodollar Base Rate or the Prime Rate.

     "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

     "Assignee" means any Person to which the Lender assigns all of its interests under this Agreement, any Revolving Credit Commitment, and any Revolving Credit, in accordance with the provisions of Section 8.5 (Assignments by Lender), together with any and all successors and assigns of such Person.

     "Astrotech Excluded Contracts" means (i) subcontract 99797075 between Astrotech and McDonnell Douglas Corporation, and (ii) that certain agreement number 48801 between Astrotech and Lockheed Martin Commercial Launch Services, Inc., each as the same may be amended from time to time.

     "Astrotech Loan" means that certain construction loan being made to Astrotech or a special purpose entity to be created by Astrotech, in the principal amount of approximately Twenty Five Million Dollars ($25,000,000), as the same may be amended, extended, modified or renewed from time to time.

     "Astrotech Loan Collateral" means (i) the real property which is the subject of the Astrotech Loan, located in Titusville, Florida, having an address of 1515 Chaffee Drive, Titusville, Florida 32780 and (ii) all monies due under the Astrotech Excluded Contracts.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

     "Base Rate" means the sum of (a) the Applicable Margin, plus (b) the Prime
                                                             ----
Rate.

     "Base Rate Loan" means any advance under the Revolving Credit for which interest is to be computed with reference to the Base Rate.

     "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

     "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

     "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

     "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

     "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

     "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

     "CIT Collateral" means all equipment and inventory and other tangible personal property of the Company, Astrotech and Johnson Engineering (other than Flight Assets) presently existing or hereafter acquired or created and wherever located, together with all accessions thereto, substitutions and replacements therefor, and cash and non-cash proceeds thereof, including all accounts, chattel paper, instruments and general intangibles constituting proceeds of such equipment, together with all insurance proceeds of the foregoing, and all books and records of the foregoing, which secure the CIT Loan Obligations.

     "CIT Loan Obligations" means the loans and other obligations described in that certain Loan and Security Agreement dated July 14, 1997 by and between Astrotech, as Borrower, and

CIT Group/Equipment Financing, Inc., as Lender, as the same has been amended prior to the Closing Date, to among other things, add Johnson Engineering as a party thereto, and as the same may be amended from time to time in accordance with this Agreement and all obligations of the Company described in that certain Continuing Guaranty Agreement and that certain Security Agreement, each dated July 14, 1997 from the Company in favor of CIT Group/Equipment Financing, Inc., in each case as the same has been amended prior to the date of this Agreement, and as the same may be amended from time to time in accordance with this Agreement.

     "Closing Date" means the Business Day, in any event not later than August 9, 2000 on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

     "Collateral" means all property of each and every Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

     "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

     "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

     "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

     "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

     "Convertible Debt Loan Documents" means any of the documents now or hereafter evidencing or securing the Debentures.

     "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

     "Debentures" means the Company's 8% Convertible Subordinated Notes due 2007 in the aggregate principal amount of $63,250,000 issued pursuant to the Purchase Agreement dated as of October 15, 1997, by and among the Company, and Credit Suisse First Boston Corporation, CIBC Wood Gundy Securities Corp. and Oppenheimer & Co., Inc.

     "Debt Service" means as to each Borrower and its Subsidiaries for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of principal and interest with respect to Indebtedness for Borrowed Money of each Borrower and its Subsidiaries scheduled to be due and payable during such period, minus non-cash amortized interest costs for such period, provided however, for purposes of the calculation of Debt Service from the Closing Date through December 31, 2000, the payments of interest on the Debentures shall be annualized and applied only based on the portion of the fiscal year then being measured.

     "Debt Service Coverage Ratio" means as to each Borrower and its Subsidiaries for the period of any determination the ratio of (a) EBITDA to (b) Debt Service.

     "Debt to Worth Ratio" means as to each Borrower and its Subsidiaries for the date of any determination thereof the ratio of (a) Liabilities to (b) the Tangible Net Worth.

     "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

     "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.

     "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

     "EBITDA" means as to each Borrower and its Subsidiaries for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets for such period, plus (d) non-cash amortized interest costs for such period and, minus (e) cash taxes paid for such period. All net profits and losses from Space Media shall be excluded from the calculation of EBITDA.

     "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each Account (excluding any and all Accounts that are Excluded Assets) (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars of a Borrower, provided such Account conforms and continues to conform to the following criteria to the satisfaction of the Lender:

               (a) the Account arose in the ordinary course of a Borrower's business from services performed or products delivered by such Borrower;

               (b) the Account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

               (c) the Account is based upon an enforceable order or contract, written or oral, for services performed or products delivered, and the same were performed in accordance with such order or contract;

               (d) if the Account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

               (e) the Account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance;

               (f) the amount shown on the books of a Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to such Borrower and no partial payment has been received unless reflected with that delivery;

               (g) the Account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

               (h) the Account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to a Borrower, individually, or all of the Borrowers collectively to be non-Eligible Receivables;

               (i) the Account is not owing by an Account Debtor (other than where a Governmental Authority is the Account Debtor) or a group of affiliated Account Debtors (other than Governmental Authorities) whose then existing accounts owing to any Borrower exceed in aggregate face amount fifteen percent (15%) of that Borrower's total Eligible Receivables;

               (j) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any goods or services from the furnishing or delivery of which the Account arose;

               (k) other than customary offsets and claims which may arise under Government Contracts, the Account is not subject to any present or contingent (and no facts exist which are known to the Borrower to be the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of unsatisfactory services, or for any other reason including, without limitation, those arising on Account of a breach of any express or implied representation or warranty;

               (l) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or an employee, officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower;

               (m) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the Account Debtor's obligations with respect to such Account are secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuers and confirmation banks as are acceptable to the Lender in its sole and absolute discretion (which letter of credit, guaranty or banker's acceptance is subject to the perfected Lien of the Lender);

               (n) as to which none of the following events has occurred and is continuing with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

               (o) no Borrower is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary offsets and claims which may arise under Government Contracts and customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

               (p) the Account does not arise from services under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

               (q) the Account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

               (r)  the Account does not arise from an Excluded Asset;

               (s) the title of the respective Borrower to the Account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

               (t) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of any Borrower or any other obligor in respect of any of such Borrower's agreements with the Account Debtor;

               (u) the Borrower to which the Account is owed has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Account to the Lender as security and collateral for the payment of the Obligations;

               (v) the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Borrowers to the Lender of the account arising from such contract or order;

               (w) the Account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

               (x)  no part of the Account represents a retainage;

               (y) the Lender in the good faith exercise of its sole and absolute discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such Account to the Lender to be impaired or its ability to realize such value to be insecure;

               (z) the Account does not constitute a final billing or close out billing relating to a completed contract; and

               (aa) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such Account, such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

     In the event of any dispute, under the foregoing criteria, as to whether an Account is, or has ceased to be, an Eligible Receivable, the decision of the Lender (as communicated by the Lender to the Company orally or in writing) in the good faith exercise of its sole and absolute discretion shall control.

     "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.10 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the

Collateral, other than the Administration and Audit Fees described in Section
2.3.4 of this Agreement.

     "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature (other than Excluded Assets), presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property and all of such types of property leased by any of the Borrowers and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is
                                    --------  -------
specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

     "Eurodollar Loan" means any Revolving Credit for which interest is to be computed with reference to the Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, (a) the Applicable Margin, plus (b) the per annum rate of
                                            ----
interest calculated pursuant to the following formula:

                    Eurodollar Base Rate
                    --------------------
                    1.00 - Reserve Percentage

     "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).

     "Excluded Assets" means (i) all Flight Assets, (ii) all patents, trademarks copyrights, rights in intellectual property, service names, service marks, logos and trade secrets of each Borrower, (iii) the CIT Collateral, and (iv) the Astrotech Loan Collateral.

     "Facilities" means the collective reference to the Revolving Credit Facility, Letter of Credit Facility and cash management facilities now or hereafter provided to any one or more of the Borrowers by the Lender.

     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, Letter of Credit Fees, the Early Termination Fee, the Origination Fee, and the Administration and Audit Fees.

     "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

     "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

     "Flight Assets" shall mean all hardware and subsystems owned or leased by the Company which are designed or acquired for space flight (including, but not limited, to flight modules, adapter rings, tunnel segments, multi-layer insulation blankets, cargo pallets and associated piece parts) and non-flight equipment supporting such hardware and subsystems (including, but not limited to, mechanical and electrical ground support, and flight training modules and equipment), together with all computer hardware and software and copyrights, patents, trademarks and other intellectual property directly arising or created with respect to such assets.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, causes of action in tort or equity, contract rights, judgments, customer lists, licensing agreements, goodwill (including goodwill of any Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, rights as lessee under any lease of real or personal property, literary rights, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all Equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

     "Government Contracts" means any contract with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

     "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan which is in excess of amounts incurred by such Person in the ordinary course of business; and (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan, which is in excess of amounts incurred by such Person in the ordinary course of business; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

     "Indemnified Parties" has the meaning set forth in Section 8.19 (Indemnification).

     "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.

     "Interest Period" means as to any Eurodollar Loan, the period commencing on and including the date such Eurodollar Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a Eurodollar Loan in accordance with the provisions of this Agreement) and ending on and including the day which is one month, two months or three months thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such Eurodollar Loan and ending on and including the day which is one month, two months or three months thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

          (a) the first day of any Interest Period shall be a Eurodollar Business Day;

          (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

          (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

     "Interest Rate Election Notice" has the meaning described in Section 2.4.2(e) (Selection of Interest Rates).

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

     "Inventory" means all inventory of each Borrower (other than Excluded Assets) and all right, title and interest of each Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the any Borrower's business or are or could be expected to be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

     "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral (other than remittances on the Excluded Assets), including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

     "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

     "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

     "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

     "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

     "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.2 (Letter of Credit Facility).

     "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

     "Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

     "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

     "Material Adverse Effect" means the occurrence of any event which in the Lender's sole, but reasonable discretion (i) could be expected to be materially adverse to the business, operations, property or financial condition of the Borrowers taken as a whole, (ii) could be expected to materially and adversely affect the ability of the Borrowers taken as a whole to perform their obligations under this Agreement or the other Financing Documents, to which any Borrower is a party, (iii) could be expected to materially and adversely affect the ability of the Borrowers taken as a whole to perform the Obligations, (iv) could be expected to materially and adversely affect the value of, or the ability of the Lender to realize upon, the Collateral.

     "Maximum Rate" has the meaning described in Section 2.3.6 (Maximum Interest
Rate).

     "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means the consolidated shareholders' equity, defined in accordance with GAAP, of the Borrower and its Subsidiaries.

     "Note" means any Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

     "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), Outstanding Letter of Credit Obligations, Letter of Credit Fees or fees charged with respect to any guaranty of any Letter of Credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender or its Affiliates of any nature whatsoever including, without limitation, any indebtedness, duties, obligations, and liabilities under or in connection with, any cash management agreements, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

     "Origination Fee" has the meaning described in Section 2.3.3 (Origination
Fee).

     "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the good faith exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower or Subsidiary has the financial ability to pay, with all penalties and interest, at all times without a Material Adverse Effect, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Liens on the Excluded Assets; (f) Purchase Money Liens in an aggregate amount at any time, not exceeding Two Hundred Fifty Thousand Dollars ($250,000); (g) materialmen and landlord Liens incurred in the ordinary course of the business of a Borrower, provided such claims are not and will not be with appropriate filings, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (h) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than the repayment of Indebtedness for Borrowed Money), provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinated and junior to the Liens in such Collateral in favor of the Lender; and (i) such other Liens, if any, as are set forth on Schedule 4.1.21 attached hereto and made a part hereof.
         ---------------

     "Permitted Uses" means (a) the repayment of certain indebtedness of the Company existing as of the Closing Date; and (b) the payment of expenses incurred in the ordinary course of any Borrower's business, including, the payment of costs, fees and other expenses in connection with this Agreement.

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

     "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

     "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

     "Post-Default Rate" means the Prime Rate in effect from time to time, plus four percent (4.0%) per annum.

     "Prepayment" means a Revolving Credit Mandatory Prepayment or a Revolving Credit Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Credit Mandatory Prepayments and all Revolving Credit Optional Prepayments.

     "Purchase Money Lien" means Liens (i) on equipment acquired or held by a Borrower incurred for financing the acquisition of the specific equipment, or
(ii) existing on equipment when acquired, provided that in all cases such Lien is confined to the property and improvements and the proceeds of such equipment.

     "Receivable" means one of each Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, other than Receivables arising from the sale of the CIT Collateral; and "Receivables" means all of each Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, other than Receivables arising from the sale of the CIT Collateral; together with all cash and non-cash proceeds and products thereof.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

     "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, special, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer.

     "Revolving Credit" has the meaning described in Section 2.1.1. (Revolving Credit Facility).

     "Revolving Credit Commitment" means the agreement of the Lender relating to making the Revolving Credit and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

     "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

     "Revolving Credit Expiration Date" means August 8, 2003.

     "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

     "Revolving Credit Mandatory Prepayment" and "Revolving Credit Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Credit).

     "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

     "Revolving Credit Optional Prepayment" and "Revolving Credit Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Credit).

     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.

     "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line
Fee).

     "Revolving Credit" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

     "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

     "RSC Energia/Space Media" means RSC Energia/Space Media, LLC, a limited liability company organized under the laws of the State of Delaware.

     "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement and the Stock Pledge Agreement.

     "Security Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

     "Space Station Enterprise" means Space Station Enterprise LLC, a limited liability company organized under the laws of the State of Delaware.

     "State" means the Commonwealth of Virginia.

     "Stock Pledge Agreement" means that certain pledge, assignment and security agreement dated the date hereof from the Company to the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "Subordinated Indebtedness" means all Indebtedness incurred at any time by any one or more of the Borrowers, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

     "Subsidiary" means any operating corporation with principal offices in the United States where fifty one percent (51%) or more of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower.

     "Tangible Net Worth" means as to each Borrower and its Subsidiaries at any date of determination thereof, the sum at such time of: the Net Worth, plus the amount of all amounts due to the Company from Space Media, less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied, (b) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, and (c) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender.

     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental

Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

     "United States" means the United States of America and any territory or insular possession of the United Sates of America.

     "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

     "Wire Transfer Procedures" means the rules, policies and procedures set forth in EXHIBIT C attached hereto, including, without limitation, the Security
         ---------
Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

     Section 1.2  Accounting Terms and Other Definitional Provisions.
                  ---------------------------------------------------

     Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person on a basis consistent with that used in preparing such Person's audited financial statements for prior years. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                  ARTICLE II
                             THE CREDIT FACILITIES
                             ---------------------

     Section 2.1  The Revolving Credit Facility.
                  ------------------------------

                  2.1.1  Revolving Credit Facility.
                         --------------------------

                  Subject to and upon the provisions of this Agreement, the Lender agrees to establish a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Credit".

                  The principal amount of Fifteen Million Dollars ($15,000,000) is the "Revolving Credit Committed Amount".

                  During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Credit requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the sum of (a) the outstanding principal balance of the Revolving Credit and (b) the Letter of Credit Obligations, would not exceed the lesser of (y) the Revolving Credit Committed Amount, or (z) the then most current Borrowing Base.

                  2.1.2  Procedure for Making Advances Under the Revolving
                         -------------------------------------------------
                         Credit; LenderProtection Loans.
                         -------------------------------

                  The Borrowers may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Credit shall be deposited to a demand deposit account of the Company with the Lender or shall be otherwise applied as directed by the Company, which direction the Lender may require to be in writing, provided, however, the Lender may make the advances referred to in
Section 2.2.3, without the direction of the Company. Except for advances made under the Revolving Credit by the Lender which the Lender is authorized to make under this Agreement, not later than 11:00 a.m. (Eastern Standard Time) on the date of the requested borrowing, the Company shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Company within three (3) Business Days after the making of the requested advance under the Revolving Credit. Each Loan Notice shall be irrevocable.

                  In addition, each of the Borrowers hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Credit, and to establish, without duplication, reserves against the Borrowing Base, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender, including, without limitation, advances and reserves under the Revolving Credit made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Revolving Credit, the Obligations (including, without limitation, any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Credit that the Lender may advance or reserve hereunder exceeds the Total Revolving Credit Committed Amount or the Borrowing Base, provided, however, that the Lender agrees to give the Company two (2) Business Days prior notice of any such advances, other than advances for the purposes of covering debit balances in the Revolving Loan Account, principal of, and/or interest on, any Revolving Credit, and the payment of any Fees, unless the Lender in its exercise of its reasonable discretion determines that the failure to provide such notice could result in a Material Adverse Effect.

                  2.1.3  Borrowing Base.
                         ---------------

                  As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) ninety percent (90%) of the amount of Eligible Receivables derived from Government Contracts, plus (b) eighty five percent (85%) of Eligible Receivables derived from contracts other than Government Contracts.

                  The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Credit. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

                  If at any time the total of the aggregate principal amount of the Revolving Credit and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency within two Business Days of DEMAND to the Lender.

                  Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

                  2.1.4  Borrowing Base Report.
                         ----------------------

                         (a)  At all times as any Obligations are outstanding
under this Agreement or under any of the Financing Documents, the Borrowers will furnish to the Lender no less frequently than the twenty fifth (25/th/) day of each month and at such other times as may be requested by the Lender, a report of the Borrowing Base (each a "Borrowing Base Report";

collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. Unless otherwise requested by the Lender, the Borrowing Base Report shall be dated as of the last Business Day of the immediately preceding month and shall contain a detailed aging schedule of all Receivables by Account Debtor as of the date of the Borrowing Base Report, the amount and payments on the Receivables, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request, including, but not limited to, a report containing a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request. Upon the Lender's request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrowers will provide the Lender with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. Any Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

                  2.1.5  Revolving Credit Note.
                         ----------------------

                  The obligation of the Borrowers to pay the Revolving Credit, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT B attached hereto and made a
                                           ---------
part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Credit outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Credit evidenced by the Revolving Credit Note and shall be payable, with accrued interest, within two Business Days of DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                  2.1.6  Mandatory Prepayments of Revolving Credit.
                         ------------------------------------------

                  The Borrowers shall make the mandatory prepayments (each a "Revolving Credit Mandatory Prepayment" and collectively, the "Revolving Credit Mandatory Prepayments") of the Revolving Credit at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency.

                  2.1.7  Optional Prepayments of Revolving Credit.
                         -----------------------------------------

                  The Borrowers shall have the option at any time and from time to time to prepay (each a "Revolving Credit Optional Prepayment" and collectively the "Revolving Credit Optional Prepayments") advances under the Revolving Credit, in whole or in part without premium or penalty, other than any sums due under Section 2.4.4 with respect to such prepayment.

                  2.1.8  The Collateral Account.
                         -----------------------

                  The Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, each Borrower hereby agreeing to make such endorsement. In the event any Borrower shall fail to do so, the Lender is hereby authorized by each Borrower to make the endorsement in the name of such Borrower. Prior to such a deposit, none of the Borrowers will not commingle any Items of Payment with any of the other funds or property of any other Borrower, but will hold them separate and apart in trust and for the account of the Lender.

                  In addition, if so directed by the Lender, the Borrowers shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.

                  Each Borrower hereby authorizes the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of each Borrower, and deposit Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. However, if the Lender disallows credit for any Item of Payment, the Lender will give the Company notice to that effect and will, upon request, release such Item of Payment to the Company. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

                  The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Credit (or with respect to Items of Payment which are not proceeds of accounts or inventory or after a Default or Event of Default, against any of the Obligations) or credit such collected funds to the depository account of the Borrowers with the Lender (or an Affiliate of the Lender), the order and method of such application to be in the sole discretion of the Lender, provided, however, that if any collected funds are credited to the Collateral Account at a time when there are no outstanding and unpaid Obligations, the Lender will, on the day the funds are so credited, credit them to the depository account of a Borrower with the Lender (or an Affiliate of the Lender) or to such other account as the Company has specified for the purpose, and prior to the occurrence and continuance of any Default or Event of Default, the Lender will apply collected funds, first toward the payment of amounts outstanding under Base Rate Loans, and then toward payment of amounts outstanding under Eurodollar Loans, provided, however, that unless directed to by the Company in writing, the Lender will not apply payments to the Eurodollar Loans prior to the last day of any Interest Period.

                  2.1.9  Revolving Loan  Account.
                         ------------------------

                  The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the
                                                                  -----
principal amount of each advance under the Revolving Credit made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Credit as and when due, and (iii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Credit, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the
                                                 ------
Borrowers to the Lender on account of the Revolving Credit as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrowers hereby promise to pay to the order of the Lender, within two (2) Business Days after DEMAND, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrowers in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                  2.1.10 Revolving Credit Unused Line Fee.
                         ---------------------------------

                  The Borrowers shall pay to the Lender a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to thirty basis points (.30%) per annum on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                  2.1.11 Early Termination Fee.
                         ----------------------

                  In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment, the Borrowers shall pay a fee (the "Early Termination Fee") equal to the following amounts at the following times:

                    Period                           Early Termination Fee
                    ------                           ---------------------
Closing Date, through and including,             2% of the Revolving Credit
          August 8, 2001                               Committed Amount
August 9, 2001 through and including,            1% of the Revolving Credit
          August 8, 2002                               Committed Amount
August 9, 2002 through and including,            1/2% of the Revolving Credit
          August 8, 2003                               Committed Amount

          Payment of the Revolving Credit in whole or in part by or on behalf of the Borrowers, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrowers, shall be deemed to be a prepayment of the Revolving Credit subject to the Early Termination Fee provided in this subsection.

     Section 2.2  The Letter of Credit Facility.
                  ------------------------------

                  2.2.1  Letters of Credit.
                         ------------------

                  Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Credit and of the Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount, or (ii) the most current Borrowing Base and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Ten Million Dollars ($10,000,000).

                  2.2.2  Letter of Credit Fees.
                         ----------------------

                  The Borrowers shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two percent (2%) per annum of the amount of the Letter of Credit. Such Letter of Credit Fees shall be paid monthly in arrears on the first day of the first month after the opening of the Letter of Credit and on the first day of each month thereafter. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement. Subsequent to an Event of Default, the Letter of Credit Fee shall be increased to the Post-Default Rate on the face amount of each Letter of Credit.

                  2.2.3  Terms of Letters of Credit.
                         ---------------------------

                  Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Credit

Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower, which account will bear interest in accordance with the Lender's standard procedures and practices for escrow accounts. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The balance remaining in such account after the expiration of such Letter of Credit (or Letters of Credit) and the indefeasible repayment in full of the Obligations will be released to an account of the Company's with the Lender specified by the Company.

                  The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

                  Except where an advance is made as provided above for a Letter of Credit having an expiration date beyond the Revolving Credit Termination Date, if the Lender makes payment under a draft presented under a Letter of Credit and not otherwise reimbursed by the Borrowers on the date such reimbursement is due under this Agreement or the relevant Letter of Credit Documents, provided no Default or Event of Default has occurred and is then continuing and further provided, that after making an advance in the amount of such draft the outstanding Obligations will not exceed the Borrowing Base, then the amount of such draft shall automatically become an advance under the Revolving Credit Facility bearing interest at the Base Rate, and the Lender will apply the proceeds of such advance to the repayment on such date of the draft presented for payment under such Letter of Credit.

                  2.2.4  Procedure for Letters of Credit.
                         --------------------------------

                  The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of its request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                  2.2.5  Change in Law; Increased Cost.
                         ------------------------------

                  If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, accompanied by a statement in reasonable detail explaining the nature and calculation of the increased cost, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Credit. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

     Section 2.3  General Financing Provisions.
                  -----------------------------

                  2.3.1  Borrowers' Representatives.
                         ---------------------------

                  The Borrowers hereby represent and warrant to the Lender that each of them will derive benefits, directly and indirectly, from each advance under the Revolving Credit Facility, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong, and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than otherwise would be obtainable by the Borrowers individually, and (b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the proceeds of each advance made under the Revolving Credit, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

                  For administrative convenience, each Borrower hereby irrevocably appoints the Company as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the Company or in the name of any Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request advances under the Revolving Credit, and direct the Lender to disburse or credit the proceeds of any advance made under the Revolving Credit directly to an account of the Company, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such advance under the Revolving Credit and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such advance under the Revolving Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through the Company's duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

                  Each of the Borrowers hereby irrevocably authorizes the Lender (in its sole discretion) to make advances under the Revolving Credit to the Company pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Company on file with the Lender.

                  The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies (other than those due solely to the Lender's gross negligence or willful misconduct) in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any advance under the Revolving Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Revolving Credit received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among the Borrowers arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.3.12 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

                  2.3.2  Use of Proceeds of the Revolving Credit.
                         ----------------------------------------

                  The proceeds of each advance under the Revolving Credit shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrowers shall use the proceeds of the Revolving Credit promptly.

                  2.3.3  Origination Fee.
                         ----------------

                  The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Two Hundred Twenty Five Thousand Dollars ($225,000), which fee has been fully earned and is non-refundable, One Hundred Seventy Five Thousand Dollars ($175,000) of which has been paid prior to the Closing Date.

                  2.3.4  Administration and Audit Fees.
                         ------------------------------

                  The Borrower shall pay to the Lender an annual Administration and Audit fee in the amount of Forty Thousand Dollars ($40,000) per annum, plus any and all reasonable out of pocket expenses and travel time incurred by the Lender (collectively, the "Administration and Audit Fees" and individually a "Administration and Audit Fee"), which Administration and Audit Fees shall be payable monthly in arrears on the first Business Day of each month commencing on the first such date following the Closing Date, and continuing until the last such date prior to which all Obligations arising out of, or under, the Credit Facilities then outstanding have been paid in full.

                  2.3.5  Computation of Interest and Fees.
                         ---------------------------------

                  All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                  2.3.6  Maximum Interest Rate.
                         ----------------------

                  In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

                  2.3.7  Payments.
                         ---------

                  All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Lender (except as otherwise provided herein) at the Lender's office specified in Section 8.1 (Notices) in immediately available funds not later than noon (Eastern Standard Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds.

                  2.3.8  Liens; Setoff.
                         --------------

                  The Borrowers hereby grant to the Lender a continuing Lien for all of the Obligations upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                  2.3.9  Requirements of Law.
                         --------------------

                  In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to the Lender such additional amount or amounts in order to compensate for such reduction. However, no such amount shall be payable in respect of any such adoption, change or compliance occurring more than ninety (90) days before the request from the Lender and a similar request for similar payments shall have been made by the Lender to other borrowers having offices in the United States.

                  2.3.10 Funds Transfer Services.
                         ------------------------

                         (a)  The Borrowers have requested that the Lender and
its Affiliates make available to the Borrowers electronic funds transfer services and related security measures in connection with the Obligations. A copy of the Lender's current Wire Transfer Procedures, including the Security Procedures, is attached to this Agreement as EXHIBIT C. Each Borrower
                                             ---------
acknowledges and agrees that all electronic funds transfers made by the Lender or any Affiliate of the Lender to, or for the account of, any Borrower shall be governed by, and subject to, the Wire Transfer Procedures and the Security Procedures in effect from time to time. The Borrowers and the Lender agree that the current Wire Transfer Procedures and the Security Procedures are commercially reasonable. Each Borrower further acknowledges and agrees, however, that the full scope of the Security Procedures which the Lender and its Affiliates offer and strongly recommend for electronic funds transfers is available only if the Company communicates directly with the Lender or its Affiliate, as applicable, in accordance with and as required by the Wire Transfer Procedures and the Security Procedures. If the Company or any Borrower attempts to communicate with the Lender or any Affiliate of the Lender by any other method or otherwise does not communicate with the Lender and/or its Affiliate, as appropriate, in accordance with the Wire Transfer Procedures and the Security Procedures, the Lender and/or its Affiliate, as applicable, shall not be required to execute the instructions of the Company or any such Borrower, but if the Lender or such Affiliate, as applicable, does so, the Borrowers will be deemed to have refused and waived the Security Procedures that the Lender or its Affiliate, as applicable, offers and strongly recommends, and the Borrowers will be bound by any funds transfer, whether or not authorized, which is issued in any Borrower's name and accepted by the Lender or any Affiliate, as applicable, in good faith. The Lender or its Affiliate, as applicable, may modify the Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice. The Lender shall notify the Company of any material change or modification to the Wire Transfer Procedures and/or the Security Procedures. By continuing to use the wire transfer services of the Lender and/or any Affiliate of the Lender following notice to the Company of any such change or modification to the Wire Transfer Procedures and/or the Security Procedures, the Borrowers shall be deemed automatically to have agreed to the Wire Transfer Procedures and the Security Procedures, as changed and/or modified and to have further agreed that the Wire Transfer Procedures and the Security Procedures, as changed and/or modified, are likewise commercially reasonable. The Borrowers further agree to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Lender nor any Affiliate of the Lender is responsible for detecting any error in any payment order sent by the Company to the Lender or any Affiliate of the Lender.

                         (b)  The Lend and its Affiliates, as applicable, will
generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender and/or its Affiliates, as applicable, may use any means and routes that the Lender or any such Affiliate, as applicable, in its sole discretion, may consider suitable for the transmission of funds.

Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or any Affiliate, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the right of the Lender or any Affiliate, as applicable, to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the Laws, regulations, rules, circulars and arrangements described herein.

                  2.3.11 ACH Transactions.
                         -----------------

                  The Company may request and the Lender or its Affiliates may, in their sole and absolute discretion, provide ACH Transactions although the Company is not required to do so. In the event the Company requests Lender or its Affiliates to procure ACH Transactions, then the Borrowers agrees to jointly and severally indemnify and hold the Lender or its Affiliates harmless from any and all obligations now or hereafter owing to the Lender or its Affiliates in connection with such ACH Transactions. The Borrowers agree to pay the Lender or its Affiliates all amounts owing to the Lender or its Affiliates pursuant to ACH Transactions. In the event the Borrowers shall not have paid to the Lender or its Affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Credit, which advance shall be deemed to have been requested by the Borrowers. The Borrowers acknowledge and agree that the obtaining of ACH Transactions from the Lender or its Affiliates (a) is in the sole and absolute discretion of the Lender or its Affiliates and (b) is subject to all rules and regulations of the Lender or its Affiliates.

                  2.3.12 Guaranty.
                         ---------

                         (a)  Each Borrower hereby unconditionally and
irrevocably, guarantees to the Lender:

                              (i) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                              (ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                              (iii) the due and punctual performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

                              (iv) all the other Obligations of the other Borrowers.

                  (b) The obligations and liabilities of each Borrower as a guarantor under this Section 2.3.12 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

                         (i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                         (ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

                         (iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                         (iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                         (v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Revolving Credit or to the subordination of any lien or security interest therein;

                         (vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

                         (vii) make future advances pursuant to the Financing Agreement or any of the other Financing Documents;

                         (viii) assign, pledge, hypothecate or otherwise transfer the Revolving Credit Commitment, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                         (ix) deal in all respects with the other Borrowers as if this Section 2.3.12 were not in effect;

                         (x) effect any release, compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.3.12, or any other guarantor; and

                         (xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

                    (c) The obligations and liabilities of each Borrower, as guarantor under this Section 2.3.12, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Lender, and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.3.12, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.3.12, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.3.12 in any manner whatsoever, and this Section 2.3.12 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.3.12 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.3.12, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

                    (d) Each Borrower, as guarantor under this Section 2.3.12, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                         (i) presentment and demand for payment of the Obligations and protest of non-payment;

                         (ii) notice of acceptance of this Section 2.3.12 and of presentment, demand and protest thereof;

                              (iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

                              (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.3.12;

                              (v)    demand for observance, performance or
          enforcement of any of the terms or provisions of this Section 2.3.12, the Notes or any of the other Financing Documents;

                              (vi) all errors and omissions in connection with the Lender's administration of all indebtedness guaranteed by this
          Section 2.3.12, except errors and omissions resulting from the Lender's acts of willful misconduct or gross negligence;

                              (vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrowers;

                              (viii) any act or omission of the Lender which changes the scope of the risk as guarantor hereunder; and

                              (ix) all other notices and demands otherwise required by law which the Borrower may lawfully waive.

     Section 2.4  Interest
                  --------

                  2.4.1  Applicable Interest Rates.
                         --------------------------

                         (a)  Each advance under the Revolving Credit shall bear
interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the Eurodollar Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), or as otherwise determined in accordance with the provisions of this Section 2.4.

                         (b)  Notwithstanding the foregoing, following the
occurrence and during the continuance of an Event of Default, at the option of the Lender, all advances under the Revolving Credit and all other Obligations shall bear interest at the Post-Default Rate.

                         (c)  The Applicable Margin for (i) Eurodollar Loans
shall be 300 basis points per annum, and (ii) Base Rate Loans shall be zero (0) basis points per annum.

                  2.4.2  Selection of Interest Rates.
                         ----------------------------

                         (a)  The Borrowers, through the Company, may select the
initial Applicable Interest Rate or Applicable Interest Rates to be charged on the advances of the Revolving Credit.

                         (b)  From time to time after the date of this Agreement
as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), the Company may select an initial Applicable Interest Rate or Applicable Interest Rates for any advances on the Revolving Credit or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing advance on the Revolving Credit to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                         (c)  The Company's selection of an Applicable Interest
Rate and/or an Interest Period, the Company's election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                              (i) the Company shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date;

                              (ii)   except as otherwise provided in Section
          2.4.4 (Indemnity), no change from the Eurodollar Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the Eurodollar Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

                              (iii) any Applicable Interest Rate change for any advance under the Revolving Credit to be effective on a date on which any principal payment on account of such advance is scheduled to be paid shall be made only after such payment shall have been made;

                              (iv) no more than five (5) different Eurodollar Rates may be outstanding at any time and from time to time with respect to the advance;

                              (v) the first day of each Interest Period shall be a Eurodollar Business Day;

                              (vi) as of the effective date of a selection, there shall not exist an Event of Default; and

                              (vii)  the minimum principal amount of a
          Eurodollar Loan shall be One Million Dollars ($1,000,000).

                         (d)  If a request for an advance under the Revolving
Credit is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Company has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                         (e)  The Lender will not be obligated to make advances
on the Revolving Credit, to convert the Applicable Interest Rate on advances to another Applicable Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Company specifying the following information:

                              (i)    the amount to be borrowed or converted;

                              (ii)   a selection of the Base Rate or the
          Eurodollar Rate;

                              (iii) the length of the Interest Period if the Applicable Interest Rate selected is the Eurodollar Rate; and

                              (iv) the requested date on which such election is to be effective.

                  Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Lender not later than 12:00 noon (Eastern Standard Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 12:00 noon (Eastern Standard Time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the Eurodollar Rate.

                  2.4.3  Inability to Determine Eurodollar Base Rate.
                         --------------------------------------------

                  In the event that (a) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for any requested Interest Period with respect to an advance the Borrowers have requested to be made as or to be converted to a Eurodollar Loan or (b) the Lender shall determine that the Eurodollar Base Rate for any requested Interest Period with respect to an advance the Company has requested to be made as or to be converted to a Eurodollar Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Company at least one
(1) day prior to the proposed date for funding or converting such advance. If such notice is given, any request for a Eurodollar Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Company will not request that any advance under the Revolving Credit be made as or converted to a Eurodollar Loan. Any such notice must be withdrawn promptly following the cessation of the circumstances that caused such notice to be given.

                  2.4.4  Indemnity.
                         ----------

                  The Borrowers jointly and severally agree to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which the Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, an advance to or at a Eurodollar Rate after the Borrowers have given a Loan Notice or an Interest Rate Election Notice as of the date specified in such Notice and/or (c) the making by the Borrowers of a prepayment of a Eurodollar Loan on a day which is not the last day of the Interest Period for such Eurodollar Loan, calculated as provided in the following section. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and payment of the other Obligations.

                  Contemporaneously with any prepayment of principal of a Eurodollar Loan on a day that is not the last day for the Interest Period for such Eurodollar Loan, a prepayment fee shall be due and payable to the Lender in an amount equal to the product of
                       -------

     (A)  the amount so prepaid

     multiplied by
     -------------

     (B)  the difference (but not less than zero) of
          --------------

          (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period, minus
     -----

          (ii) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by
     -------------

     (C)  the quotient of
          ------------

          (i) the number of calendar days in the unexpired portion of the Interest Period,

     divided by
     ----------

          (ii) 360.

               The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Lender shall not be obligated or required to have actually reinvested the prepaid amount of the Eurodollar Loan in any such Treasury obligation as a condition precedent to the Borrowers being obligated to pay a prepayment fee as outlined above. The Lender shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

               2.4.5  Payment of Interest.
                      --------------------

                      (a) Unpaid and accrued interest on any portion of the Revolving Credit which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                      (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a Eurodollar Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                      (c) Unpaid and accrued interest on any Eurodollar Loan shall be paid monthly and on the last Business Day of each Interest Period for such Eurodollar Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any Eurodollar Loan prepaid prior to expiration of the then current Interest Period for such Eurodollar Loan shall be paid immediately upon prepayment.

                                  ARTICLE III
                                THE COLLATERAL
                                --------------

     Section 3.1      Debt and Obligations Secured.
                      ----------------------------

     All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

     Section 3.2    Grant of Liens.
                    ---------------

     Each of the Borrowers hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, all of the Borrowers' Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment and General Intangibles, and all of the Borrowers' deposit accounts with any financial institution with which any of the Borrowers maintains deposits, whether now owned or existing or hereafter acquired or arising, all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, all insurance policies relating to the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all cash and non-cash proceeds and products of the foregoing. Each of the Borrowers further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

     Section 3.3    Collateral Disclosure List.
                    ---------------------------

     On or prior to the Closing Date, the Borrowers shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to each Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of each of the Borrowers, all in the form provided to the Borrowers by the Lender. Promptly after demand by the Lender, the Borrowers, as appropriate, shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

     Section 3.4    Personal Property.
                    ------------------

     The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrowers' personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any, and excluding the Excluded Assets.

     Section 3.5    Record Searches.
                    ----------------

     As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to all of the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

     Section 3.6    Costs.
                    ------

     The Borrowers agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral.

     Section 3.7    Release.
                    --------

     Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Revolving Credit Commitment and Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

     Section 3.8    Inconsistent Provisions.
                    ------------------------

     In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Section 4.1  Representations and Warranties.
                  -------------------------------

     The Borrowers, for themselves and for each other, represent and warrant to the Lender, as follows:

                  4.1.1  Subsidiaries.
                         -------------

                  The Borrowers have the Subsidiaries listed on the EXHIBIT D
                                                                    ---------
attached hereto and made a part hereof and any Additional Borrowers who are parties to this Agreement, and no others, unless such Subsidiaries have been released from liability under this Agreement pursuant to a written agreement by and between the Company and the Lender. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on EXHIBIT D, which correctly indicates the
                                    ---------
nature and amount of each Borrower's ownership interests therein.

                  4.1.2  Good Standing.
                         --------------

                  Each Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                  4.1.3  Power and Authority.
                         --------------------

                  Each Borrower has full corporate power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings under this Agreement and to incur and perform the Obligations whether under this

Agreement, the other Financing Documents, all of which have been duly authorized by all proper and necessary corporate. No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents, or the performance by any Borrower of the Obligations.

                  4.1.4  Binding Agreements.
                         -------------------

                  This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                  4.1.5  No Conflicts.
                         -------------

                  Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's charter, bylaws, operating agreement or articles of organization, as the case may be, (b) any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, or (c) any Laws.

                  4.1.6  No Defaults, Violations.
                         ------------------------

                         (a)  No Default or Event of Default has occurred and is
continuing.

                         (b)  None of the Borrowers nor any of their respective
Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could result in a Material Adverse Effect.

                  4.1.7  Compliance with Laws.
                         ---------------------

                  None of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, could result in a Material Adverse Effect.

                  4.1.8  Margin Stock.
                         -------------

                  None of the proceeds of the Revolving Credit will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

               4.1.9   Investment Company Act; Margin Securities.
                       ------------------------------------------

               None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

               4.1.10  Litigation.
                       -----------

               Except as otherwise disclosed on Schedule 4.1.10 attached hereto
                                                ---------------
and made a part hereof, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would have a Material Adverse Effect.

               4.1.11  Financial Condition.
                       --------------------

               The consolidated financial statements of the Borrowers dated May 31, 2000, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to therein and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. To the best of each Borrower's knowledge, there has been no material adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the best of such Borrowers' knowledge no such adverse change is pending. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as permitted under this Agreement or as disclosed in the most recent financial statements delivered by the Company to the Lender.

               4.1.12  Full Disclosure.
                       ----------------

               The financial statements referred to in Section 4.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which constitutes or could constitute a Material Adverse Effect.

               4.1.13  Indebtedness for Borrowed Money.
                       --------------------------------

               Except for the Obligations and except as set forth in Schedule
                                                                     --------
4.1.13 attached hereto and made a part hereof, the Borrowers have no
------
Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in
Schedule 4.1.13, together with any and all subordination agreements, other
---------------
agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

               4.1.14  Convertible Debt.
                       -----------------

               None of the Convertible Debt Loan Documents has been amended, supplemented, restated or otherwise modified except as otherwise disclosed to the Lender in writing on or before the effective date of any such amendment, supplement, restatement or other modification. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the Convertible Debt Loan Documents.

               4.1.15  Taxes.
                       ------

               Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and its Subsidiaries, as appropriate. To the best of each Borrower's knowledge, no tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

               4.1.16  ERISA.
                       ------

               With respect to any Plan that is maintained or contributed to by any Borrower and/or by any Commonly Controlled Entity or as to which any of the Borrowers retains material liability: (a) no "accumulated funding deficiency" as defined in Code (S)412 or ERISA (S)302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA (S)4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA (S)4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in "reorganization" within the meaning of ERISA (S)4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization."

          4.1.17  Title to Properties.
                  --------------------

          The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section
4.1.11 (Financial Condition). The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral which were purchased, were in each Borrower's good faith belief purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrowers and not, by way of example only, as part of a bulk sale.

          4.1.18  Patents, Trademarks, Etc.
                  -------------------------

          Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all patents, licenses, trademarks, copyrights, permits and franchises necessary to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

          4.1.19  Employee Relations.
                  -------------------

          Except as disclosed on Schedule 4.1.19 attached hereto and made a part
                                 ---------------
hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower and its employees, and (d) no Borrower nor any Subsidiary is subject to an employment contract, severance agreement, commission contract or bonus agreement. Hours worked and payments made to the employees of any one or more of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrowers or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.

          4.1.20  Presence of Hazardous Materials or Hazardous Materials
                  ------------------------------------------------------
                  Contamination.
                  --------------

          Except as described on Schedule 4.1.20 and to the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of Hazardous Materials Used or generated by a Borrower in the ordinary course of its business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, disposal, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

          4.1.21  Perfection and Priority of Collateral.
                  --------------------------------------

          The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.21 attached hereto and made a part hereof.
             ---------------

          4.1.22  Places of Business and Location of Collateral.
                  ----------------------------------------------

          The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower, (b) any and each other place of business of each Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any one or more of the Borrowers maintain a place of business as identified on the Collateral Disclosure List.

          4.1.23  Business Names and Addresses.
                  -----------------------------

          In the five (5) years preceding the date hereof, no Borrower has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

          4.1.24  No Suspension or Debarment.
                  ---------------------------

          Neither any Borrower nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of any Borrower by any Governmental Authority. Each Borrower further warrants and represents that no Borrower has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

          4.1.25  Equipment.
                  ----------

          All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by any Borrower on a sale on approval basis.

          4.1.26  Accounts.
                  ---------

          With respect to all Accounts (other than Accounts which are considered part of the Excluded Assets) and to the best of each Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Borrower's books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrowers; (e) all Account Debtors thereon have the capacity to contract; and
(f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

          4.1.27  Compliance with Eligibility Standards.
                  --------------------------------------

          Each Account included in the calculation of the Borrowing Base as of the date of the applicable Borrowing Base Certificate meets and complies with all of the standards for Eligible Receivables. With respect to those Accounts which the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which could be expected to result in any material adverse change in the Borrowing Base.

     Section 4.2  Survival; Updates of Representations and Warranties.
                  ----------------------------------------------------

     All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Revolving Credit and extension of credit made hereunder or the issuance of each Letter of Credit, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Revolving Credit, except that the representations and warranties which relate to the financial statements which are referred to in
Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                                   ARTICLE V
                             CONDITIONS PRECEDENT
                             --------------------

     Section 5.1  Conditions to the Initial Advance and Initial Letter of
                  -------------------------------------------------------
                  Credit.
                  -------

     The making of the initial advance under the Revolving Credit and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                  5.1.1  Organizational Documents - Borrowers.
                         -------------------------------------

                  The Lender shall have received for each Borrower:

                         (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation of such Borrower;

                         (b) a certified copy from the appropriate Governmental Authority under which such Borrower is organized, of such Borrower's recorded limited partnership certificate and all recorded amendments thereto;

                         (c) a certificate of qualification to do business for such Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

                         (d) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower covering:

                              (i)   true and complete copies of that Borrower's
     corporate charter, bylaws, and all amendments thereto;

                              (ii)  true and complete copies of the resolutions
     of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, (B) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which that Borrower is a party;

                              (iii) the incumbency, authority and signatures of
the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                              (iv)  the identity of such Borrower's current
     directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

          5.1.2  Opinion of Borrowers' Counsel.
                 ------------------------------

          The Lender shall have received the favorable opinion of counsel for the Borrowers addressed to the Lender in form satisfactory to the Lender.

          5.1.3  Consents, Licenses, Approvals, Etc.
                 -----------------------------------

          The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

          5.1.4  Note.
                 -----

          The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

          5.1.5  Financing Documents and Collateral.
                 -----------------------------------

          Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related Collateral and all opinions, title insurance, and other documents contemplated by Article III (The Collateral).

          5.1.6  Other Financing Documents.
                 --------------------------

          In addition to the Financing Documents to be delivered by the Borrowers, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

          5.1.7  Other Documents, Etc.
                 ---------------------

          The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

          5.1.8  Payment of Fees.
                 ----------------

          The Lender shall have received payment of any Fees due on or before the Closing Date.

          5.1.9  Collateral Disclosure List.
                 ---------------------------

          The Company shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of the Company.

          5.1.10 Recordings and Filings.
                 -----------------------

          Each Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

               5.1.11  Insurance Certificate.
                       ----------------------

               The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.19 (Insurance With Respect to Equipment and Inventory).

               5.1.12  Field Examination.
                       ------------------

               The Lender shall have completed a field examination of each Borrower's business, operations and income, the results of which field examination shall be in all respects acceptable to the Lender in its sole and absolute discretion.

   Section 5.2 Conditions to all Extensions of Credit and Issuance of Letters of
               -----------------------------------------------------------------
Credit.
-------

   The making of all advances under the Revolving Credit and issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

               5.2.1  Compliance.
                      -----------

               Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

               5.2.2  Borrowing Base.
                      ---------------

               The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender, and the Borrowers shall be in compliance with the provisions of this Agreement both immediately before and immediately after the making of the advance requested.

               5.2.3  Default.
                      --------

               There shall exist no Event of Default or Default hereunder.

               5.2.4  Representations and Warranties.
                      -------------------------------

               The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Revolving Credit or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in

Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

               5.2.5  Adverse Change.
                      ---------------

               No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Lender, result in a Material Adverse Effect.

               5.2.6  Legal Matters.
                      --------------

               All legal documents incident to each advance under the Revolving Credit shall be reasonably satisfactory to counsel for the Lender.

                                  ARTICLE VI
                          COVENANTS OF THE BORROWERS
                          --------------------------

   Section 6.1 Affirmative Covenants.
               ----------------------

               So long as any of the Obligations (or the Revolving Credit Commitment therefor) shall be outstanding hereunder, the Borrowers agree jointly and severally with the Lender as follows:

               6.1.1  Financial Statements.
                      ---------------------

               The Borrowers shall furnish to the Lender:

                    (a)  Annual Statements and Certificates.  The Borrowers
                         -----------------------------------
shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrowers' fiscal years, (i) a copy of the Company's 10-K filed with the Securities and Exchange Commission or if the 10-K is not filed, the Company's annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT E, containing a detailed computation of each financial
                  ---------
covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth in any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Lender and
(iii) a management letter in the form prepared by the Borrowers' independent certified public accountants.

                    (b)  Annual Opinion of Accountant.  The Borrowers shall
                         ----------------------------
furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrowers' fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrowers and their

Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder due to the breach of any of the financial covenants set forth in Section 6.1.16 of this Agreement, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrowers know of the intended reliance by the Lender.

               (c)  Quarterly Statements and Certificates.  The Borrowers shall
                    -------------------------------------
furnish to the Lender as soon as available, but in no event more than forty five
(45) days after the close of the Borrowers' fiscal quarters, the Company's 10-Q as filed with the Securities and Exchange Commission or if such report is not filed, the Borrowers' consolidated and consolidating balance sheets of the Borrowers and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT E.
                              ---------

               (d)  Contract Backlog Report.  With the quarterly financial
                    -----------------------
statements to be delivered hereunder, reports relating to the Receivables included in any Borrowing Base Report submitted during such quarter setting forth a description of contracts giving rise to such Receivable, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender.

               (e)  Monthly Statements and Certificates.  The Borrowers shall
                    -----------------------------------
furnish to the Lender as soon as available, but in no event more than forty five
(45) days after the close of the Borrowers' fiscal months, (i) consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, all as prepared and certified by a Responsible Officer of the Borrowers and (ii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, together with a certification that no change has occurred to the information contained on the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of or on behalf of each Borrower in a format acceptable to the Lender, and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

               (f)  Annual Budget and Projections.  The Borrowers shall furnish
                    -----------------------------
to the Lender as soon as available, but in no event later than June 30/th/ of each fiscal year a consolidated and consolidating budget and pro forma financial statements on a month-to-month basis for the following fiscal year, which financial statements shall include at a minimum, a balance sheet, income statements and statement of cash flows.

               (g)  Additional Reports and Information.  The Borrowers shall
                    ----------------------------------
furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

          6.1.2  Reports to SEC and to Stockholders.
                 -----------------------------------

          The Borrowers will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

          6.1.3  Recordkeeping, Rights of Inspection, Administration and Audit,
                 --------------------------------------------------------------
                 Etc.
                 ---

                 (a) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                 (b) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Collateral at any time during normal business hours, with or after a Default without notice, to review, audit, check and inspect the Borrowers' other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                 (c) Each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise. The Lender acknowledges and agrees to the extent certain information is "classified" or the Borrowers are otherwise prohibited by Law from disclosing such information to the Lender, that the Borrowers shall not be obligated to release such information to the Lender.

                 (d) Any and all reasonable costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing, including, without limitation, travel (other than first class air travel), lodging, meals, and other reasonable expenses for each auditor employed by the Lender for inspections of the Collateral and the Borrowers' operations, shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Lender's employees and agents in, and when, traveling to any of the Borrowers' facilities.

          6.1.4  Corporate Existence.
                 --------------------

          Each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction could have a Material Adverse Effect.

          6.1.5  Compliance with Laws.
                 ---------------------

          Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which could be expected to have a Material Adverse Effect.

          6.1.6  Preservation of Properties.
                 ---------------------------

          Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, unless such properties are no longer necessary or useful in the conduct of such Borrower's business as determined by its management, but provided, however that such Borrower's failure to maintain such property could not give rise to any material liability, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

          6.1.7  Line of Business.
                 -----------------

          Each of the Borrowers will continue to engage substantially only in the business of providing commercial space applications and other incidental businesses.

          6.1.8  Insurance.
                 ----------

          Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. The Lender agrees that with respect to any assets of the Borrowers and each of their Subsidiaries which are Excluded Assets that unless such assets become subject to Liens in favor of the Lender, the Lender will rely on the determination of any other Person having a Lien on such assets or if no such Person exists, the Lender will rely on the Company in the exercise of its reasonable discretion, to determine the appropriate amount and types of insurance. Each of the Borrowers shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrowers will obtain such additional insurance as the Lender may reasonably request.

          6.1.9  Taxes.
                 ------

          Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

          6.1.10  ERISA.
                  ------

          Each Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. No Borrower will permit with respect to any Plan
(a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender's request, each Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

          6.1.11  Government Contracts.
                  ---------------------

          The Company shall promptly notify the Lender of the execution of any Government Contract with a remaining value in excess of Two Million Dollars ($2,000,000) and shall in accordance with Section 3.2 execute any instruments and take any steps necessary or prudent in order that all moneys due and to become due under any Government Contracts with a remaining value in excess of Two Million Dollars ($2,000,000) and a duration in excess of six months shall be assigned to the Lender and notice thereof given to the Government under the Federal Assignment of Claims Act of 1940 (31 U.S.C. (S)3727 and 41 U.S.C. (S)15) or any other similar applicable law (the "Act"). In addition, the Lender shall have the right at any time to require that all monies due or to become due under any Government Contracts be assigned to the Lender pursuant to the Act.

               6.1.12  Notification of Events of Default and Adverse
                       ---------------------------------------------
                       Developments.
                       --------------

               Each of the Borrowers shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

               (a)  any Event of Default;

               (b)  any Default;

               (c) any litigation instituted or threatened against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;

               (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

               (e) any judicial, administrative or arbitral proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, could result in a Material Adverse Effect;

               (f) the receipt by any of the Borrowers or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act;

               (g) any default under any Government Contract or any event which if not corrected could give rise to a default under any Government Contract or a termination for convenience; and

               (h) any other development in the business or affairs of any of the Borrowers or any of their respective Subsidiaries which could be expected to have a Material Adverse Effect;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrowers propose to take with respect thereto.

               6.1.13  Hazardous Materials; Contamination.
                       -----------------------------------

               Each of the Borrowers agrees to:

                       (a) give notice to the Lender immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or for which any

Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement or otherwise previously disclosed to the Lender in writing), with a full description thereof;

               (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance, provided that the Borrowers may challenge the applicability of any such requirement or appeal the imposition of any such requirement, within the time period allowed under such Laws, provided that during any such challenge or appeal, the existence of any such Hazardous Materials or Hazardous Materials Contamination do not and will not with appropriate filings, the giving of notice and/or the passage of time, result in any Lien against any of the Collateral or could otherwise result in a Material Adverse Effect;

               (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

               (d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower for which any Borrower is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Revolving Credit Commitment and the payment and performance of all of the other Obligations.

               (e) The Company has advised the Lender of certain polishing, photo processing and other related operations being performed at its location at of 12130 State Highway 3, Houston Harris County Texas as more fully described in
Schedule 6.1.13 attached hereto, and the Lender agrees that based on such information, it will not require a bond, letter of credit or similar financial assurance under section (c) above.

               6.1.14  Disclosure of Significant Transactions.
                       ---------------------------------------

               Each of the Borrowers shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets (other than Excluded Assets) which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

               6.1.15  Financial Covenants.
                       --------------------

                       (a)  Tangible Net Worth.  The Company and its
                            -------------------
Subsidiaries, on a consolidated basis, will at all times maintain a Tangible Net Worth of not less than the following:

                       Period                                 Amount
                       ------                                 ------
        June 30, 2000 through June 29, 2001                 $70,000,000
        June 30, 2001 through September 29, 2001            $71,500,000
        September 30, 2001 and at all times thereafter      $71,500,000,

plus commencing as of September 30, 2001, an amount equal to seventy five percent (75%) of the consolidated net income (without regard to any loss) of the Company and its Subsidiaries from the most recently ended fiscal quarter, rounded down to the nearest $100,000.

                       (b)  Debt to Worth Ratio.  The Company and its
                            -------------------
Subsidiaries, on a consolidated basis, will at all times maintain, tested as of the end of each calendar month, commencing with the month ending June 30, 2000, a Debt to Worth Ratio of not more than 2.50 to 1.0.

                       (c)  Debt Service Coverage Ratio.  The Company and its
                            ---------------------------
Subsidiaries will maintain, on a consolidated basis and tested as of the last day of each of the Company's fiscal quarters, a ratio of EBITDA to Debt Service of not less than the following amounts at the following times:


                       Period                                 Ratio
                       ------                                 -----
        June 30, 2000                                       1.10 to 1.0
        September 30, 2000 through December 31, 2000        1.30 to 1.0
        March 31, 2001                                      1.60 to 1.0
        June 30, 2001 and at all times thereafter           1.75 to 1.0

The EBITDA to Debt Service Coverage Ratio shall be calculated as follows: (i) for the quarter ending June 30, 2000 based on the single fiscal quarter then ending, (ii) for the quarter ending September 30, 2000, for the period of two
(2) fiscal quarters ending on that date, (iii) for the quarter ending December 31, 2000, for the period of three (3) fiscal quarters ending on that date, and
(iv) thereafter for each quarter, for the period of four (4) fiscal quarters ending on the last day of the relevant quarter.

                       (d)  Cash to Subsidiaries and Space Media.  Neither the
                            ------------------------------------
Company nor any other Borrower shall make any cash advances to any Subsidiary or Affiliate, other than investments and loans permitted under Section 6.2.5 of this Agreement and cash advances to Space Media in amounts which may not exceed the following amounts in the aggregate at the following times:


                       Period                                 Amount
                       ------                                 ------
        July 1, 2000 through September 30, 2000             $ 5,000,000
        July 1, 2000 through December 31, 2000              $10,000,000
        Thereafter, no further cash advances may be made to Space Media or its Subsidiaries

                  (e)  Internally Funded Capital Expenditures. Capital
                       --------------------------------------
Expenditures which are funded by the Company or any other Borrower (taken as a whole), plus all cash advances to Space Media will not exceed the following amounts at the following times:

                      Period                                    Amount
                      ------                                    ------
        July 1, 2000 through September 30, 2000               $10,000,000
        July 1, 2000 through December 31, 2000                $16,000,000
        Each Fiscal Quarter thereafter                        $ 3,000,000


          6.1.16  Collection of Receivables.
                  --------------------------

          Until such time as the Lender shall notify the Borrowers of the revocation of such privilege, the Borrowers shall at their own expense have the privilege for the account of, and in trust for, the Lender of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as each of the Borrowers may deem advisable; and
(c) the granting, in the ordinary course of business, to any Account Debtor, of any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

          6.1.17  Assignments of Receivables.
                  ---------------------------

          Each Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities brought by Persons other than the Borrowers or their Affiliates or Subsidiaries which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on any Borrower's rights, title and interest in, to, and under the Collateral.

                  6.1.18  Notice of Returned Goods, etc.
                          ------------------------------

                  The Borrowers will promptly notify the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) for such month.

                  6.1.19  Insurance With Respect to Equipment and Inventory.
                          --------------------------------------------------

                  The Borrowers will (a) maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain such additional insurance as the Lender may reasonably request.

                  6.1.20  Maintenance of the Collateral.
                          ------------------------------

                  The Borrowers will cause the Lender to have at all times a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.21
                                                         ---------------
attached hereto and made a part hereof. In addition, the Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of each of the Borrowers and their Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

                  6.1.21  Equipment.
                          ----------

                  The Borrowers shall (a) maintain all Equipment as personalty,
(b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and the Revolving Credit Commitment has been terminated or have expired.

                  6.1.22  Defense of Title and Further Assurances.
                          ----------------------------------------

                  At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Lender, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.22.

                  6.1.23  Business Names; Locations.
                          --------------------------

                  Each Borrower will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept (provided that, if any such change or opening is pending within thirty (30) days at the time an Additional Borrower becomes an Additional Borrower, such Additional Borrower will instead give such notice to the Lender at that time).

                  6.1.24  Subsequent Opinion of Counsel as to Recording
                          ---------------------------------------------
                          Requirements.
                          -------------

                  In the event that any Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request the Borrowers will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrowers and their Subsidiaries have complied to maintain the Lien and security interest granted by such Borrower in favor of the Lender in the Collateral.

                  6.1.25  Use of Premises and Equipment.
                          ------------------------------

                  The Borrowers agree that until the Obligations are fully paid and the Revolving Credit Commitment has been terminated or have expired, the Lender (a) after and during the continuance of an Event of Default, may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property.

                  6.1.26  Protection of Collateral.
                          -------------------------

                  The Borrowers agree that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the interest of the Lender in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Lender in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrowers agree to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

                  6.1.27  Appraisals.
                          -----------

                  Whenever a Default or an Event of Default exists, if the Lender requests, but not more frequently than once a year, the Borrowers shall, at their expense, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser and in form in all respects satisfactory to the Lender.

     Section 6.2  Negative Covenants.
                  -------------------

     So long as any of the Obligations or the Revolving Credit Commitment therefor shall be outstanding hereunder, the Borrowers agree with the Lender that without the prior written consent of the Lender:

                  6.2.1   Capital Structure, Merger, Acquisition or Sale of
                          -------------------------------------------------
                          Assets.
                          -------

          None of the Borrowers will alter or amend its capital structure, authorize any additional class of equity, issue any stock or equity of any class, except as permitted under Sections 6.2.2, 6.2.3 and 6.2.6 of this Agreement, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default), except that the foregoing shall not prohibit or require the

Lender's consent for (i) any Subsidiary's merger into or transfer of assets to a Borrower, or consolidation with or transfer of assets to any other Subsidiary of a Borrower; (ii) the disposition prior to a Default of tangible property included in the Collateral, which, in each case, a Borrower determines in good faith to be obsolete; (iii) the creation of any Subsidiaries to the extent the new Subsidiary shall have joined this Agreement as a Additional Borrower pursuant to Section 8.20 (Joinder of Additional Borrowers); (iv) the conversion of the Debentures into common stock in accordance with their terms; (v) any Wholly-Owned Subsidiary of any Additional Borrower may be merged into or consolidated with such Additional Borrower in which such Subsidiary is not the surviving corporation or entity; (vi) Space Media altering or amending its capital structure, and Space Media and/or the Company issuing additional classes of equity, or issuing additional stock or equity, in connection with Space Media's efforts to raise additional equity; (vii) Space Media's transferring to RSC Energia up to fifty percent (50%) of the membership interests in RSC Energia/Space Media owned on the Closing Date by Space Media; or (viii) the Company transferring to RSC Energia up to fifty percent (50%) of the membership interests in Space Station Enterprise owned on the Closing Date by the Company. None of the Borrowers will enter into any merger or consolidation or amalgamation without the Lender's prior consent, which consent will not be unreasonably withheld, but which consent will be based on such conditions as the Lender deems appropriate in its sole but reasonable discretion. None of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets (other than the Flight Assets on terms and conditions acceptable to the Lender) and thereupon or within one year thereafter rent or lease the assets so sold or transferred. Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. Subsidiaries. None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List or those which join this Agreement as an Additional Borrower pursuant to Section 8.20 (Joinder of Additional Borrowers), provided that such Subsidiary and the Borrowers, as applicable, shall grant and cause to be perfected first priority Liens to the Lender in the assets held by such Subsidiary, subject only to Permitted Liens.

                  6.2.2   Issuance of Stock.
                          ------------------

                  None of the Borrowers (other than Space Media) will issue, or grant any option or right to purchase, any of its capital stock, except as permitted in Section 6.2.1 and Section 6.2.6, and except that the foregoing shall not prohibit or require the Lender's consent for: (i) the issuance of stock under any Borrower's employee stock purchase plan as approved by such Borrower's board of directors; or (ii) the issuance of stock options to employees, officers and directors of any Borrower as approved by such Borrower's board of directors.

                  6.2.3   Purchase or Redemption of Securities, Dividend
                          ----------------------------------------------
                          Restrictions.
                          -------------

                  None of the Borrowers will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon, apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose, prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations, provided, however, if at the time there is no Default or Event of Default and, after giving effect to the proposed dividends, no Default or Event of Default will occur, (a) a Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower; (b) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, and (c) a Borrower may declare and pay cash dividends; provided that no Borrower shall declare or pay any dividends permitted under this Section 6.2.4 until the Lender has received written notice from such Borrower at least ten (10) Business Days in advance of declaring or paying any such dividend and has also received such other information as the Lender may have requested in order to verify the amount of the proposed dividends and to determine that all of the conditions precedent to the making of the requested dividends have been satisfied.

                  6.2.4   Indebtedness.
                          -------------

                  None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except:

                          (a)  the Obligations;

                          (b)  current accounts payable arising in the ordinary
course;

                          (c)  Indebtedness secured by Permitted Liens;

                          (d)  Subordinated Indebtedness;

                          (e)  Indebtedness of the Borrowers and their
Subsidiaries existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition);

                          (f)  the Debentures;

                          (g)  Indebtedness arising through any extension,
renewal or refinancing of any other Indebtedness listed in subsections (a) - (e) above, provided that no collateral of a class other than that which currently secures such Indebtedness may be pledged to secure any such Indebtedness and further provided that the principal amount thereof does not exceed such Indebtedness being extended renewed or refinanced;

                          (h)  Indebtedness of any Wholly Owned Subsidiary to
another Wholly Owned Subsidiary or to a Borrower or Indebtedness of any Borrower to another Borrower;

                          (i)  Indebtedness of Astrotech arising under the
Astrotech Loan; and

                          (j)  Other Indebtedness not otherwise permitted
hereunder, not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate outstanding at any time, provided no Default or Event of Defaults exists at the time or as a result of the incurrence of such Indebtedness.

                  6.2.5   Investments, Loans and Other Transactions.
                          ------------------------------------------

                  Except as otherwise provided in this Agreement, none of the Borrowers will (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except for:

                               (i) any advance to an officer or employee of any Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed Ten Thousand Dollars ($10,000);

                               (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                               (iii) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations;

                               (iv) trade credit extended to customers in the ordinary course of business;

                               (v) investments, guaranties and contingent liabilities existing on the date of this Agreement and set forth in
          Schedule 6.2.5 hereof;
          ---------------------

                               (vi) as otherwise permitted in Section 6.2.4 hereof;

                               (vii) investments in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) through conversion of the advances from the Company to Space Media permitted pursuant to Section 6.1.16(d) of this Agreement into equity in Space Media;

                               (viii) loans to Space Station Enterprise that are approved by the Lender;

                               (ix) investments in membership interests in Space Station Enterprise through conversion to equity of all or any part of the loans referred to in clause (viii) above in this Section 6.2.5;

                               (x) transfer by Space Media to RSC Energia of fifty percent (50%) of the membership interest in RSC Energia/Space Media owned on the Closing Date by Space Media; and

                               (xi) transfer by the Company to RSC Energia of fifty percent (50%) of the membership interest in Space Station Enterprise owned on the Closing Date by Space Media.

                  6.2.6  Stock of Subsidiaries.
                         ----------------------

                  None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with the proposed equity investment in Space Media as permitted in this Section 6.2.6 and the transfers of membership interests contemplated in Section 6.2.5 (x) and
(xi)), the merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders. The Lender and
                                   --- ----
the Borrowers agree that the Company may sell shares of capital stock of Space Media in connection with the Company's efforts to raise additional equity for Space Media. The Lender agrees that after Space Media raises such additional equity, the Lender will, upon the Company's request and at the Company's expense, subject to the terms of this Agreement, release Space Media from all Obligations under this Agreement and the Financing Documents to which it is a party, upon Space Media's satisfaction of certain conditions to be set by the Lender, including, without limitation, (a) evidence that Space Media has raised additional equity in an amount equal to not less than Ten Million Dollars ($10,000,000), (b) confirmation that after such equity has been raised the Company owns less than fifty percent (50%) of the issued and outstanding stock of Space Media, (c) Space Media shall have either converted all outstanding loans from the Company into equity in Space Media and pledged and delivered such additional equity to the Lender, free and clear of any Liens, or to the extent such loans are not converted into equity, the Company shall deliver to the Lender notes evidencing such remaining indebtedness, free and clear of any Liens; and (f) no Default or Event of Default shall have occurred and been continuing at such time. In addition, it is understood and agreed that the release of Space Media described above shall not result in the release of any of the Stock Collateral.

                  6.2.7  Subordinated Indebtedness.
                         --------------------------

                  None of the Borrowers will, or will permit any Subsidiary to make:

                  (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                  (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                  (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness, other than amendments or modifications that change terms which are not material; and

                  (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                  6.2.8  Liens.
                         ------

                  Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, including the Flight Assets (other than Liens on any real property owned by any Borrower), whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy (except as existing in any instrument or other document as of the Closing Date or if existing in such instrument or other documents in any extension, renewal or refinancing of such instrument or other documents as permitted under Section 6.2.4, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                  6.2.9  Transactions with Affiliates.
                         -----------------------------

                  None of the Borrowers or any of their Subsidiaries will enter into or participate in any transaction with any Affiliate or, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary, except in the ordinary course of business, transfers of membership interests to RSC Energia as contemplated in Sections 6.2.1, 6.2.5 and 6.2.6 of this Agreement, or as otherwise permitted in this Agreement.

                  6.2.10 Debenture.
                         ----------

                  None of the Borrowers will, or will permit any Subsidiary to make:

                  (a) any amendment or modification of or supplement to the Convertible Debt Loan Documents, other than amendments or modifications that change terms which are not material; and

                  (b) payment of principal or interest on the Debenture other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                  6.2.11  ERISA Compliance.
                          -----------------

                  None of the Borrowers or any Commonly Controlled Entity shall:
(a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; or (d) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                  6.2.12  Prohibition on Hazardous Materials.
                          -----------------------------------

                  None of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower's business expressly described in this Agreement.

                  6.2.13  Method of Accounting; Fiscal Year.
                          ----------------------------------

                  Each Borrower agrees that:

                          (a)  it shall not change the method of accounting
employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP or on the advice of the Borrowers' accountants, and on the condition that the Borrowers' accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers' prior financial statements

                          (b)  it will not change its fiscal year from a year
ending on June 30/th/.

                  6.2.14  Compensation.
                          -------------

                  None of the Borrowers or any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than (i) reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees, (ii) dividends otherwise permitted under this Agreement, (iii) severance arrangements as provided for in employment contracts in existence as of the Closing Date or approved in the future by the Lender, (iv) in connection with any indemnifications provided for in any Borrower's charter documents, (v) any payments required by law or by court order in settlement of benefits disputes, or (vi) in any contract permitted under this Agreement.

                  6.2.15  Transfer of Collateral.
                          -----------------------

                  None of the Borrowers nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral, except in accordance with Section 6.1.23 of this Agreement.

                  6.2.16  Disposition of Collateral.
                          --------------------------

                  None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations in accordance with the provisions of this Agreement.

                                  ARTICLE VII
                        DEFAULT AND RIGHTS AND REMEDIES
                        -------------------------------

     Section 7.1  Events of Default.
                  ------------------

     The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                  7.1.1   Failure to Pay.
                          ---------------

                  The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents and which failure remains uncured for five (5) Business Days.

                  7.1.2   Breach of Representations and Warranties.
                          -----------------------------------------

                  Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                  7.1.3   Failure to Comply with Covenants.
                          ---------------------------------

                  The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in Sections 6.1.1, 6.1.2, 6.1.3(a), 6.13(b), 6.1.13, 6.1.16 hereof or in Section 6.2 of this Agreement.

                  7.1.4   Other Covenants
                          ----------------

                  The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, other than those set forth in Sections 7.1.1, 7.1.2 or 7.1.3 provided, that if such failure is capable of cure, then such failure shall constitute an Event of Default if such failure is not cured within ten (10) days after notice is given to the Company in accordance with Section 8.1 of this Agreement, provided however, that if the Borrowers have commenced and are at all times diligently seeking a cure of such Default, but is unable to complete such cure within such ten (10) day period, the Borrower shall have an additional twenty (20) days to complete such cure, provided the Borrowers are at all times diligently seeking a cure.

                  7.1.5  Default Under Other Financing Documents or Obligations.
                         -------------------------------------------------------

                  A default shall occur under any of the Financing Documents other than this Agreement or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                  7.1.6  Receiver; Bankruptcy.
                         ---------------------

                  Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets.

                  7.1.7  Involuntary Bankruptcy, etc.
                         ----------------------------

                  (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                  7.1.8  Judgment.
                         ---------

                  Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than One Hundred Thousand Dollars ($100,000) against any Borrower or any Subsidiary, and the failure by such Borrower or such

Subsidiary to discharge the same, or cause it to be discharged, within thirty
(30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                  7.1.9   Execution; Attachment.
                          ----------------------

                  Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

                  7.1.10  Default Under Other Borrowings.
                          -------------------------------

                  Default shall be made by any of the Borrowers with respect to any Indebtedness for Borrowed Money in connection with an Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) (other than the Revolving Credit) if such Indebtedness for Borrowed Money is accelerated in consequence of such event of default or if demand for payment of such Indebtedness for Borrowed Money is made.

                  7.1.11  Challenge to Agreements.
                          ------------------------

                  Any Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                  7.1.12  Material Adverse Effect.
                          ------------------------

                  The Lender, in its sole discretion, determines in good faith that an event has occurred or a condition has arisen that could result in a Material Adverse Effect and gives the Company notice to that effect.

                  7.1.13  Intentionally Omitted.
                          ----------------------

                  7.1.14  Liquidation, Termination, Dissolution, Change in
                          ------------------------------------------------
                          Management, etc.
                          ----------------

                  Any Borrower shall liquidate, dissolve or terminate its existence or any change in the identity of the President, Chief Financial Officer or Chief Executive Officer of any Borrower or control of any Borrower (other than the Company) without the prior written consent of the Lender.

                  7.1.15  Contract Default, Debarment or Suspension.
                          ------------------------------------------

                  Default shall be made under any Government Contract, or any Government Contract is terminated for default by any Governmental Authority for any reason whatsoever, or if the Borrower is debarred or suspended, whether temporarily or permanently, by any Governmental Authority, unless within fifteen
(15) days of when any Borrower's has knowledge or should have knowledge of such default, debarment, or suspension, the Lender agrees in writing to extend, waive or suspend the effects of this provision.

     Section 7.2  Remedies.
                  ---------

     Upon the occurrence and during the continuance of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies.

                  7.2.1  Acceleration.
                         -------------

                  The Lender may after oral notice to the Company, declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

                  7.2.2  Further Advances.
                         -----------------

                  The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Revolving Credit Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

                  7.2.3  Uniform Commercial Code.
                         ------------------------

                  The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon any Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                  Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 8.1 (Notices), or such other address of the Borrowers which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

                  If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                  The Borrowers recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                  7.2.4  Specific Rights With Regard to Collateral.
                         ------------------------------------------

                  In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                  (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                  (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                  (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                  (d) copy, transcribe, or remove from any place of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of any Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                  (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                  (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                  (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                  (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                  (i) endorse or sign the name of any Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

                  (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to any of the Borrowers; and

                  (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                  7.2.5  Application of Proceeds.
                         ------------------------

                  Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

                  7.2.6  Performance by Lender.
                         ----------------------

                  If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

                  7.2.7  Other Remedies.
                         ---------------

                  The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     Section 8.1  Notices.
                  --------

     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          Borrowers:     c/o Spacehab, Incorporated
                         Spacehab, Inc.
                         300 D Street, SW, Suite 814
                         Washington, D. C. 20024
                         Attention:  Chief Financial Officer

          Lender:        Bank of America, N. A.
                         8300 Greensboro Drive, Suite 550
                         McLean, Virginia 22102
                         Attn:  Lawrence J. Shufelt, VP

     By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     Section 8.2  Amendments; Waivers.
                  --------------------

                  8.2.1  In General.
                         -----------

                  This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the

Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

     Section 8.3  Cumulative Remedies.
                  --------------------

     The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

     Section 8.4  Severability.
                  -------------

     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                  (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                  (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                  (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

                  (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     Section 8.5  Assignments by Lender.
                  ----------------------

     The Lender may, without notice to or consent of the Borrowers, assign to any Person (an "Assignee") all of the Lender's Revolving Credit Commitment, provided that prior to any Default or Event of Default, such Assignee will be a commercial bank. The Lender and its Assignee shall notify the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 8.5, the Borrowers shall issue new Notes to the Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

     In addition, the Lender may at any time pledge all or any portion of the Lender's rights under this Agreement, the Revolving Credit Commitment or any of the Obligations to a Federal Reserve Bank.

     Section 8.6  Participations by Lender.
                  -------------------------

     The Lender may at any time sell to one or more financial institutions participating interests in any of the Lender's Obligations or Revolving Credit Commitment; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Financing Documents.

     Section 8.7  Disclosure of Information by Lender.
                  ------------------------------------

     In connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 8.5 (Assignments by Lender) or Section 8.6 (Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

     Section 8.8  Successors and Assigns.
                  -----------------------

     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 8.9  Continuing Agreements.
                  ----------------------

     All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Revolving Credit and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and also as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require, to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, the same are waived and released, including, without limitation, acknowledgements as to all of the matters set forth in Section
2.3.12 of this Agreement,.

     Section 8.10  Enforcement Costs.
                   ------------------

     The Borrowers agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be due and payable on demand. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     Section 8.11  Applicable Law; Jurisdiction.
                   -----------------------------

                   8.11.1  Applicable Law.
                           ---------------

                   Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                   8.11.2  Submission to Jurisdiction.
                           ---------------------------

                   The Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                   8.11.3  Appointment of Agent for Service of Process.
                           --------------------------------------------

                   The Borrowers hereby irrevocably designate and appoint Julia
A. Pulzone, c/o Spacehab, Incorporated, 300 D street, SW, Suite 814, Washington, DC 20014 as each Borrower's authorized agent to receive on each Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                   8.11.4  Service of Process.
                           -------------------

                   Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by
(a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

     Section 8.12  Duplicate Originals and Counterparts.
                   -------------------------------------

     This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     Section 8.13  Headings.
                   ---------

     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 8.14  No Agency.
                   ----------

     Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Lender for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

     Section 8.15  Date of Payment.
                   ----------------

     Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     Section 8.16  Entire Agreement.
                   -----------------

     This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     Section 8.17  Waiver of Trial by Jury.
                   ------------------------

     EACH OF THE BORROWERS AND THE LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

     This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 8.18  Liability of the Lender.
              ------------------------

     The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

     Section 8.19  Indemnification.
                   ---------------

     The Borrowers agrees to indemnify and hold harmless, Lender, the respective parent and Affiliates of the Lender and the respective parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default;
(b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post- Default Rate from the due date until paid.

     Section 8.20  Joinder of Additional Borrowers.
                   -------------------------------

     Any Additional Borrower which is required to join this Agreement as an Additional Borrower pursuant to Section 6.2.1 (Subsidiaries) shall execute and deliver to the Lender (i) an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A pursuant to which it shall
                                          ---------
join as a Borrower each of the documents to which the Borrowers are parties and
(ii) all documents necessary to grant and perfect a first lien security interest to the Lender in all Collateral held by such Additional Borrower, subject only to Permitted Liens. The Company shall at its expense deliver such Additional Borrower Joinder Supplement, and related documents, including, without limitation, Uniform Commercial Code financing statements, lien searches, and resolutions, to the Lender within fifteen (15) days after the date of the filing of such Additional Borrower's articles of incorporation if the Additional Borrower is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                   [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.


WITNESS/ATTEST:               SPACEHAB, INCORPORATED


_________________________     By:____________________________(Seal)
                                 Julia A. Pulzone
                                 Chief Financial Officer


WITNESS/ATTEST                JOHNSON ENGINEERING CORPORATION



_________________________     By:____________________________(Seal)
                                 Julia A. Pulzone
                                 Chief Financial Officer


WITNESS/ATTEST:               ASTROTECH SPACE OPERATIONS, INC.



_________________________     By:____________________________(Seal)
                                 Julia A. Pulzone
                                 Chief Financial Officer


WITNESS/ATTEST:               SPACE MEDIA, INC.



_________________________     By:____________________________(Seal)
                                 Julia A. Pulzone
                                 Chief Financial Officer

WITNESS:                      BANK OF AMERICA, N. A.


_________________________     By:____________________________(Seal)
                                 Douglas T. Brown
                                 Senior Vice President

                               LIST OF EXHIBITS
                               ----------------

A.        Additional Borrower Joinder Supplement

B.        Revolving Credit Note

C.        Wire Transfer Procedures

D.        Subsidiaries

E.        Form of Compliance Certificate

                               LIST OF SCHEDULES
                               -----------------

Schedule 4.1.10   Litigation

Schedule 4.1.13   Indebtedness for Borrowed Money

Schedule 4.1.19   Employee Relations

Schedule 4.1.20   Hazardous Materials

Schedule 4.1.21   Perfection and Priority of Collateral

Schedule 6.1.13   Description of Operations Involving Hazardous Materials

Schedule 6.2.5    Investments and Loans as of Closing Date

                                                                       EXHIBIT E
                                                                       ---------

                              FINANCING AGREEMENT
                              -------------------

                            COMPLIANCE CERTIFICATE
                            ----------------------

     THIS CERTIFICATE is made as of __________________, 200_, by Spacehab, Incorporated, a corporation organized under the laws of the State of Washington (the "Company"), to Bank of America, N.A., a national banking association (the "Lender"), pursuant to Section _________of the Financing and Security Agreement dated August 9, 2000, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Company, the Borrowers named therein and the Lender.

     I, ____________________, hereby certify that I am the ______________ of the
Company and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrowers as follows:

               (a) This Certificate is given to induce the Lender to make advances to the Borrowers under the Financing Agreement.

               (b) This Certificate accompanies the consolidated financial statements for the period ended ___________________, 200__ (the "Current Financials") which the Company is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

               (c) As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant
                    ----------
in the Financing Agreement and a cash flow projection report.

               (d) No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this
                                                  ----------
Certificate. By way of example and not limitation, the Collateral Disclosure List, together with Schedule _, contains a listing of all of the locations
                    ----------
(owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

               (e) As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement.

               (f) On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

     WITNESS my signature this _____ day of ____________, 200_.

                                    SPACEHAB, INCORPORATED


                                    BY: ______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT C
                                                                       ---------

                        BANK OF AMERICA BUSINESS CREDIT

                           WIRE TRANSFER PROCEDURES

     The transfer of funds by means of wire may be made by Bank of America (lender) at the request of its customer (borrower). Such wire transfers are categorized by lender as either repetitive or non-repetitive.

     Repetitive:
     ----------

     Repetitive wire transfers may vary in amount, but are consistent in terms of the payee, the location to which funds are wired, the bank name, account number and the routing transit number.

     Either borrower or lender may initiate a repetitive wire transfer. The borrower may identify the repetitive nature of transfers and request they be established as such via the "Repetitive Wire Transfer Authorization Form" (copy attached). Lender, after observing numerous transfers to the same recipient and destination, may initiate the repetitive process by faxing or mailing the "Repetitive Wire Authorization Form" to the borrower for completion and return.

     Although a first request for a repetitive wire transfer may be honored from a faxed copy of the "Repetitive Wire Transfer Authorization Form", a copy of the form containing an original signature must be received from the borrower. All transfer authorization forms must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

     After receipt of the original "Repetitive Wire Transfer Authorization Form" by the lender, subsequent wire transfers to the recipient named thereon may be initiated by telephone request, provided the requesting party is identified by the lender as a person authorized by borrower to advance funds from the borrower's line of credit with lender.

     Non-Repetitive:
     --------------

     Non-Repetitive wire transfers are directed to recipients on a one-time or infrequent basis or are directed to varied destinations. Non-repetitive wire transfers require that written notification be provided to lender by borrower, showing payee, location, account number, routing transit number and name and location of bank into which funds are to be transferred. Such written notification may be provided by means of a "Non-Repetitive Wire Transfer Authorization Form" (copy attached).

     Required information may be faxed to lender in order to expedite the transfer; however, a copy of the transfer authorization form with an original signature(s) must be received by lender from borrower. The transfer authorization form must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

     For any non-repetitive wire transfer, Lender may, at its discretion, perform a telephone verification with an authorized representative (the original signer or another authorized representative) of borrower prior to initiating the transfer.

                        BANK OF AMERICA BUSINESS CREDIT

                    REPETITIVE WIRE TRANSFER AUTHORIZATION

CUSTOMER INFORMATION

Customer Name:______________________________ Date: _______________

Name of Person Authorizing Transfer for Customer: ____________________________

                                                  Note: Must be Person
                                                  Authorized to Advance Funds

Signature of Person Authorizing Transfer for Customer: _________________________

PAYEE

Name of Recipient of Funds: ____________________________________________________

Location: ______________________________________________________________________

Account Number into Which Funds are to be Transferred: _________________________

DESTINATION OF FUNDS

Name and Location of Bank Receiving Funds:

Bank Name: _____________________________________________________________________

Routing Information (ABA Number): ______________________________________________

Bank Location:  City:  ____________________________________________

                State: ____________________________________________

(for International Wires) Country: _____________________________________________

Special Instructions: __________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

BANK USE ONLY

Business Credit Department

Business Credit Authorization: _________________________________________________

Print name of person at Bank approved to authorize Wire Transfers

Business Credit Authorization: _____________________________________________

Signature of person at Bank approved to authorize Wire Transfers

WIRE TRANSFER DEPARTMENT

F.D. Number Assigned: _____________________________________________

Account Number to Debit: __________________________________________

                        BANK OF AMERICA BUSINESS CREDIT

                  NON-REPETITIVE WIRE TRANSFER AUTHORIZATION

CUSTOMER INFORMATION

Customer Name: ___________________________  Date: _______________________

Name of Person Authorizing Transfer for Customer: _______________________

                                         Note: Must be Person Authorized to
                                         Advance Funds

Signature of Person Authorizing Transfer for Customer: __________________

PAYEE

Name of Recipient of Funds: _____________________________________________

Location: _______________________________________________________________

Account Number into Which Funds are to be Transferred: __________________

DESTINATION OF FUNDS

Name and Location of Bank Receiving Funds:

Bank Name: ______________________________________________________________

Routing Information (ABA Number): _______________________________________

Bank Location:  City:   __________________________________

                State: ___________________________________

(for International Wires) Country: ______________________________________

Special Instructions: ___________________________________________________

_________________________________________________________________________

_________________________________________________________________________